UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 579-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Employment Agreement/Howard M. Lorber
Amended Employment Agreement/Bennett S. LeBow
Employment Agreement/ Richard J. Lampen
Amended Employment Agreement/Marc N. Bell
Employment Agreement/J. Bryant Kirkland III
Vector Supplemental Retirement Plan
Vector Senior Executive Annual Bonus Plan

Item 1.01 Entry into a Material Definitive Agreement
     Lorber Agreement
     On January 27, 2006, Vector Group Ltd. (the “Company”) and Howard M. Lorber, the President and Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement (the “Amended Lorber Agreement”). The Amended Lorber Agreement replaces Mr. Lorber’s current employment agreements with the Company and with New Valley Corporation (“New Valley”), the Company’s former majority-owned subsidiary which the Company acquired the remaining shares of in December 2005. The Amended Lorber Agreement has an initial term of three years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2006, Mr. Lorber’s annual base salary was $2,581,286. Mr. Lorber’s salary is subject to an annual cost-of-living adjustment. In addition, the Company’s board must periodically review his base salary and may increase but not decrease it from time to time in its sole discretion. Mr. Lorber will be entitled to receive a target bonus of 100% of his base salary under the Company’s Senior Executive Annual Bonus Plan (discussed below). During the period of his employment, Mr. Lorber will be entitled to various benefits, including a Company-provided car and driver, a $7,500 per month allowance for lodging and related business expenses, two club memberships and dues, and use of corporate aircraft in accordance with the Company’s Corporate Aircraft Policy. Following termination of his employment by the Company without cause (as defined in the Amended Lorber Agreement), termination of his employment by him for good reason (as defined in the Amended Lorber Agreement) or upon death or disability, he (or his beneficiary in the case of death) would continue to receive for a period of 36 months following the termination date his base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, all of Mr. Lorber’s outstanding equity awards would be vested with any stock options granted after January 27, 2006 remaining exercisable for no less than two years or the remainder of the original term if shorter. Following termination of his employment within two years of a change-of-control, he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, Mr. Lorber is indemnified against excise taxes that are imposed on change-of-control payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event of a termination of his employment under the circumstances where he is entitled to the severance payments discussed above, Mr. Lorber will also be credited with an additional 36 months of service under the Company’s Supplemental Retirement Plan (discussed below).
     LeBow Agreement
     On January 27, 2006, the Company and Bennett S. LeBow, the Executive Chairman of the Company, entered into a letter agreement (the “LeBow Amendment”) amending Mr. LeBow’s Amended and Restatement Employment Agreement, dated as of September 27, 2005. The amendment is designed, among other things, to clarify the operation of that agreement under the “deferred compensation” provisions of Section 409A of the Code and to modify the definition of change-of-control to be consistent with the definition of change-of-control in the Amended Lorber Agreement.
     Other Executive Agreements
     On January 27, 2006, the Company entered into Employment Agreements (the “Other Executive Agreements”) with Richard J. Lampen, the Company’s Executive Vice President, Marc N. Bell, the Company’s Vice President and General Counsel, and J. Bryant Kirkland III, the Company’s Vice President and, effective April 1, 2006, Chief Financial Officer. The Other Executive Agreements replace current employment agreements with the Company or New Valley. The Other Executive Agreements have an initial term of two years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2006, the annual base salaries provided for in the Other Executive Agreements were $750,000 for Mr. Lampen, $375,000 for Mr. Bell, and $250,000 ($300,000 effective April 1, 2006) for Mr. Kirkland. In addition, the Company’s board must periodically review these base salaries and may increase but not decrease them from time to time in its sole discretion. These executives will be entitled to receive a target bonus of 33.3% for Mr. Lampen, and 25% for Messrs. Bell and Kirkland, of their base salaries under the Company’s Senior Executive Annual Bonus Plan. Following termination of their employment by the Company without cause (as defined in the Other Executive Agreements), termination of their employment by the executives for good reason (as defined in the Other Executive Agreements) or upon death or disability, they (or their beneficiaries in the case of death) would continue to receive for a period of 24 months following the termination date their base salary and the bonus amount earned by them for the prior year (with such bonus amount limited to 33.3% of base salary for Mr. Lampen and 25% of base salary for Messrs. Bell and Kirkland).
     Supplement Retirement Plan
     On January 27, 2006, the Company amended and restated its Supplemental Retirement Plan (the “Amended SERP”), effective January 1, 2005. The amendments to the plan are intended, among other things, to cause the plan to meet the applicable requirements of Section 409A of the Code.
     The Amended SERP is a plan pursuant to which the Company will pay supplemental retirement benefits to certain key employees, including executive officers of the Company. The Amended SERP is intended to be unfunded for tax purposes, and payments under the Amended

SERP will be made out of the general assets of the Company. Under the Amended SERP, the benefit payable to a participant at his normal retirement date is a lump sum amount which is the actuarial equivalent of a predetermined annual retirement benefit set by the Company’s board of directors. Normal retirement date is defined as the January 1 following the attainment by the participant of the later of age 60 or the completion of eight years of employment following January 1, 2002 with the Company or a subsidiary, except that, under the terms of Mr. LeBow’s September 27, 2005 Amended and Restated Employment Agreement, his normal retirement date was accelerated by one year to December 30, 2008. The following sets forth for each of the indicated key employees his annual retirement benefit, the lump sum equivalent thereof and his normal retirement date: Bennett S. LeBow — $2,524,163; $19,970,925; December 30, 2008; Howard M. Lorber — $1,051,875; $10,855,666; January 1, 2010; Richard J. Lampen — $250,000; $2,625,275; January 1, 2014; Marc N. Bell — $200,000; $2,100,220; January 1, 2021; J. Bryant Kirkland III — $202,500; $2,126,473; January 1, 2026; and Ronald J. Bernstein — $438,750; $4,607,358; January 1, 2014. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant’s benefit consists of a pro-rata portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. A participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased equivalent of his projected retirement benefit.
     Bonus Plan
     On January 27, 2006, the Company adopted the Senior Executive Annual Bonus Plan (the “Bonus Plan”), subject to approval of the Bonus Plan at the Company’s 2006 annual stockholders meeting. Stockholder approval is required to ensure that annual incentive awards paid to senior executives under the Bonus Plan will be fully tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Code.
     Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid or accrued with respect to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “qualified performance-based compensation” is not subject to the $1 million deduction limit. In order for compensation to qualify as “qualified performance-based compensation” for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders. Payment of any awards pursuant to the Bonus Plan is contingent on stockholder approval of the Bonus Plan. If such approval is not obtained, no award will be paid under this Bonus Plan.
     The persons who are eligible to be selected to participate in the Bonus Plan are employees of the Company and its subsidiaries who are executive officers of the Company. Under the Bonus Plan, a committee designated by the Board and consisting exclusively of

“outside directors” within the meaning of Section 162(m) of the Code (the “Bonus Plan Committee”) selects participants in the Bonus Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the Bonus Plan. The Company’s Compensation Committee will serve as the Bonus Plan Committee. An eligible employee may (but need not) be selected to participate in the Bonus Plan each year.
     No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Bonus Plan Committee will select the persons who will participate in the Bonus Plan in such year and establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Bonus Plan Committee retains discretion under the Bonus Plan to reduce an award at any time before it is paid. The maximum amount of compensation that may be paid under the Bonus Plan to any participant for any year is equal to $5 million.
     Under the Bonus Plan, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Bonus Plan Committee may in each case determine: (a) net earnings (either before or after interest, taxes, depreciation and amortization), (b) economic value-added (as determined by the Bonus Plan Committee), (c) sales or revenue, (d) net income (either before or after taxes), (e) operating earnings, (f) cash flow (including, but not limited to, operating cash flow and free cash flow, (g) cash flow return on capital, (h) return on net assets, (i) return on stockholders’ equity, (j) cash dividends and/or other distributions, (k) return on assets, (l) return on capital, (m) stockholder returns, (n) return on sales, (o) gross or net profit margin, (p) productivity, (q) expense, (r) margins, (s) operating efficiency, (t) customer satisfaction, (u) working capital, (v) debt, (w) debt reduction, (x) earnings per share, (y) price per share of stock, (z) market share, (aa) completion of acquisitions, (bb) business expansion, (cc) product diversification, (dd) new or expanded market penetration and (ee) other non-financial operating and management performance objectives. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The foregoing terms shall have any reasonable definitions that the Bonus Plan Committee may specify, which may include or exclude any or all of the following items, as the Bonus Plan Committee may specify: extraordinary, unusual or non-recurring items, effects of changes in tax law, accounting principles or such laws or provisions affecting reported assets; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses of restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of asset sales or divestitures. Any of the foregoing criteria may apply to a participant’s award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Bonus Plan Committee may specify.

     Awards may be paid under the Bonus Plan for any year only if and to the extent the awards are earned on account or the attainment of the performance goals applicable to such year and the participant is continuously employed by the Company throughout such year. The only exceptions to the continued employment requirement are if employment terminates by reason of death, disability or retirement (as determined by the Bonus Plan Committee) during a year, in which case a prorated award may be paid after the close of the year if the applicable performance goals are met. If a participant’s employment terminates for any reason other than death, disability or retirement during a year, any award for such year will be forfeited.
     All payments pursuant to the Bonus Plan are to be made in cash, only after the Bonus Plan Committee certifies that the performance goals for the year have been satisfied. Subject to shareholder approval, the Bonus Plan is in effect for the fiscal year commencing January 1, 2006 and will continue in effect for subsequent years unless and until terminated by the Bonus Plan Committee in accordance with the provisions of the Bonus Plan. The Board may terminate the Bonus Plan without stockholder approval at any time.
     The summary of the foregoing agreements is qualified in its entirety by reference to the text of the Amended Lorber Agreement, the LeBow Amendment, the Other Executive Agreements, the Amended SERP and the Bonus Plan, which are included as exhibits hereto and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 27, 2006, J. Bryant Kirkland III, 40, was named Chief Financial Officer of the Company, effective April 1, 2006. Mr. Kirkland will succeed Joselynn D. Van Siclen, 65, who will retire from the Company during the first half of 2006. Mr. Kirkland has served as a Vice President of the Company since January 2001 and served as New Valley’s Vice President and Chief Financial Officer from January 1998 to December 2005. He has served since November 1994 in various financial capacities with the Company and New Valley. Mr. Kirkland has served as Vice President and Chief Financial Officer of CDSI Holdings Inc. since January 1998 and as a director of CDSI Holdings Inc. since November 1998.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Employment Agreement, dated as of January 27, 2006, between Vector and Howard M. Lorber.

	10.2	Amendment, dated as of January 27, 2006, to Amended and Restated Employment Agreement between Vector and Bennett S. LeBow.

	10.3	Employment Agreement, dated as of January 27, 2006, between Vector and Richard J. Lampen.

	10.4	Amended and Restated Employment Agreement, dated as of January 27, 2006, between Vector and Marc N. Bell.

	10.5	Employment Agreement, dated as of January 27, 2006, between Vector and J. Bryant Kirkland III.

	10.6	Vector Supplemental Retirement Plan (as amended and restated January 27, 2006).

	10.7	Vector Senior Executive Annual Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
	By:	/s/ Richard J. Lampen________________
Richard J. Lampen
Date: January 27, 2006		Executive Vice President